COMPANIES ACTS, 1908 TO 1917

AND

COMPANIES ACTS, 1963 to 2003

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

WATERFORD WEDGWOOD PUBLIC LIMITED COMPANY

1.	The name of the Company is WATERFORD WEDGWOOD PUBLIC LIMITED COMPANY.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:-

(a)	To carry on the business of a holding company and for such purpose to acquire and hold, either in the name of the Company or in the name of any nominee or agent, any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal, (in this Clause referred to as "Securities") issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler, commissioners, or other public body or authority (and whether sovereign, dependent, national, regional, local or municipal), and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incident to the ownership of any Securities including, without limitation, all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof.

(b)	To undertake the management and control and supervision of the business or operations of any person or company and in particular, without limitation, to plan and effectively carry out the organisation of and to initiate and to carry out schemes for the promotion and expansion of any such business, to engage in research into all problems relating to investment, property, financial, portfolio, industrial and business management, to carry out all or any work of a clerical, secretarial, managerial or other like nature, to provide staff and services, to prepare and deal with accounts, returns, forms and all documents required to be prepared and furnished in relation to any such bodies, to direct and carry out all advertising and publicity for any such business, and generally to do all acts and things (including the receipt and payment of money) necessary to be done for the supervision of the day to day running of any such business and to enter into contracts with any such company for the carrying out of the works or provisions of any of the services which the Company is authorised to perform or provide.

(c)	To promote, develop and secure the interests of the group of companies which for the time being shall consist of the Company and any company which for the time being is an Associated Company and to so do in such manner as the Company may think fit and in particular, without limitation, by giving any guarantee, indemnity, support or security, in respect of or, directly or indirectly, assuming any liability or obligation of, any Associated Company, by making any payment or loan or disposition of any property, assets or rights to or for the benefit of any Associated Company or acquiring any property, assets or rights from any Associated Company notwithstanding that the Company may not receive in respect of any such transaction full or adequate consideration therefor or any consideration whatsoever or may pay consideration which would or might be in excess of an arms' length consideration.

(d)	To purchase or otherwise acquire and carry on all or any part of the business or property and to undertake any liabilities of any person or company possessed of property suitable for any of the purposes of the Company or carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection with the same or which is capable of being conducted so as, directly or indirectly, to benefit the Company.

(e)	To purchase, take on lease, on licence, in exchange, upon option or otherwise acquire and hold any lands, buildings, property (whether leasehold or freehold) or any rights or interests therein or in respect thereof or in any forests, crops or growing produce thereon or any minerals therein or thereunder or any rights to pass thereon or any rights or interests in or over the sea, the sea bed, the sea shore, the sky or in space, or any interests connected or associated with any of the foregoing and to exercise any rights in respect thereof and to develop, improve, alter or manage the same or any part thereof in any way (including, without limitation, construction, demolition, landscaping, planting, draining and improving) and to farm, harvest or extract anything from the same.

(f)	To purchase, take on lease, on licence, in exchange, upon option, on hire or hire-purchase, or otherwise acquire and hold any personal property, rights or privileges which the Company may think necessary or convenient for the purposes of its business or which may seem to the Company calculated, directly or indirectly, to benefit the Company including, without limitation, the subscription, taking or otherwise acquiring of Securities in any company.

(g)	To apply for, purchase or otherwise acquire and protect and renew any patents, patent rights, inventions, secret processes, recipes, receipts, prescriptions, formulae, trade marks, trade names, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention or process which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated, directly or indirectly, to benefit the Company and to use, exercise, develop or grant licences in respect of, or otherwise turn to account, the property, rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

(h)	To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem, directly or indirectly, calculated to benefit the Company or to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the Securities of any such other company.

(i)	To invest and to deal with the moneys of the Company not immediately required in any manner.

(j)	To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, mutual assistance or otherwise with any person or company carrying on or engaged in or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in or which can be carried on in conjunction therewith or which is capable of being conducted so as, directly or indirectly, to benefit the Company.

(k)	To sell, lease, mortgage or otherwise dispose of the business, property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit and to improve, manage, develop, exchange, licence, turn to account or otherwise deal with, all or any of the business, property, assets and undertaking of the Company and in particular, without limitation, to accept Securities of any other company in payment or part payment of the consideration payable to the Company in respect of any transaction referred to in this paragraph.

(l)	To establish and maintain or procure the establishment and maintenance of or to adhere to any contributory or non-contributory pension or superannuation funds, schemes or plans for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any Associated Company or who are or were at any time Directors or officers of the Company or of any Associated Company and the spouses, families and dependants of any such persons and also

2

establish and subsidise and subscribe to any associations, institutions, clubs or funds calculated to be for the benefit of the Company and to make payments to or towards the insurance of any such person as aforesaid either alone or in conjunction with any other company and further to do any acts or things or make any arrangements or provisions necessary or desirable to enable all or any of such persons as aforesaid to become shareholders in the Company or otherwise to participate in the profits of the Company or any Associated Company.

(m)	To settle moneys or other assets on the trustee or trustees of any trust, foundation, settlement or institution set up for charitable or benevolent purposes or for any public, general or useful object or to lend money or provide services (with or without interest or charge) to any such trustee or trustees and to pay, subscribe, lend or contribute assets or services of the Company (with or without interest or charge) or give any guarantee or indemnity in respect of any trust, foundation, settlement or institution set up or operating for any such purpose or object or in respect of any exhibition or for any charitable, benevolent, public, general or useful object.

(n)	To borrow or raise money in such manner as the Company shall think fit and in particular, without limitation, by the issue of Securities of the Company (other than shares or stock) and to secure the repayment of any moneys borrowed or raised or any other obligation, debt or liability of any nature of the Company by way of mortgage, charge, lien or other security interest over or in respect of all or any of the Company's undertaking, property or assets (both present and future and including its uncalled capital) upon such terms as to priority and otherwise as the Company shall think fit.

(o)	To lend and advance money or give credit to any person or company and upon such terms as may seem expedient (whether with or without security or any interest or other charge).

(p)	To give any guarantee or indemnity in respect of or otherwise support or secure in any manner (whether by personal covenant or by mortgaging, charging or granting any lien or other security interest over or in respect of all or any part of the Company's undertaking, property or assets, both present and future and including its uncalled capital, or by both such methods) any obligation, debt, liability of any nature of any person or company upon such terms as to priority and otherwise as the Company shall think fit.

(q)	To pay for any rights, property or services acquired by the Company and to remunerate any person or company whether by way of cash payment or by the allotment of Securities of the Company credited as paid up in full or in part or otherwise.

(r)	Upon any issue of Securities of the Company to employ brokers, commission agents and underwriters and to provide for the remuneration of such persons for their services.

(s)	To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(t)	To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the Company's objects or any of them and to obtain from any such government, authority, person or company any rights, privileges, charters, licenses and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith.

(u)	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(v)	To adopt such means of making known the products, investments or services of the Company or any Associated Company as may seem expedient and in particular, without limitation, by advertising in the press or radio or television by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards, scholarships and donations and by sponsoring sports events, theatrical and cinematic performances and exhibitions of all descriptions.

(w)	To apply for, promote and obtain any Act of the Oireachtas or any charter, privilege, licence or authorisation of any government, state or municipality or any ministerial or departmental licence or

3

order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the Company or any Associated Company.

(x)	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or to do any lawful act or thing with a view to preventing or resisting, directly or indirectly, any interruption of or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or any Associated Company or its or their employees and to subscribe to any association or fund for any such purposes.

(y)	To undertake and carry on any other trade or business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on by the Company or which is calculated, directly or indirectly, to enhance the value of or render profitable, any of the Company's businesses, rights or property.

(z)	To do all or any of the matters hereby authorised in any part of the World and with or in respect of persons or companies resident, domiciled, incorporated, registered or carrying on business in any part of the World and either as principal, agent, factor, trustee or otherwise and by or through agents, factors, trustees or otherwise and either alone or in conjunction with others.

(aa)	To distribute in specie or otherwise as may be resolved any of the assets of the Company among the members.

(bb)	To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares of the Company.

(cc)	To engage in currency exchange and interest rate transactions, including but not limited to dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from any of the foregoing, whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(dd)	To do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them.

Provided that:

(i)	the objects set out in any paragraph of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set out in such paragraph or from the terms of any other paragraph or by the name of the Company; none of such paragraphs or the object or objects therein specified shall be deemed subsidiary or ancillary to the objects mentioned in any other paragraph, but the Company shall have full power to exercise all or any of the powers and to achieve and endeavour to achieve all or any of the objects conferred by and provided in any one or more of said paragraphs;

(ii)	the word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any firm, partnership, association or other body of persons, whether incorporated or not incorporated, and whether resident, domiciled, incorporated, registered, or carrying on business in the State or elsewhere; and

(iii)	the expression "Associated Company" in this Clause, shall be deemed to mean any company which for the time being is a subsidiary or holding company (which expressions in this proviso shall bear the meanings respectively ascribed thereto by Section 155 Companies Act, 1963) of

4

the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances).

4.	The liability of the members is limited.

5.	The share capital of the Company is €390,000,000.00 divided into 6,500,000,000 Ordinary Shares of €0.06 each. The Share Capital may be reduced, increased, consolidated and divided into shares of larger amount than its existing shares or sub-divided and any of the increased share capital, or any part thereof, may be issued as ordinary, preference, deferred, redeemable or guaranteed shares with such preferences, rights, privileges or conditions or subject to such restrictions or limitations as may be determined by Special Resolution of the Company.

We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed in to a Company in pursuance of this Memorandum of Association and we respectfully agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
Kevin Patrick Kelly, One 18 Adelaide Road, Dublin. Jeweller.	One
Marion Winifred Barlow, 122 Dunluce Road, Clontarf, Dublin. Clerk.	One

Dated this 25th day of March, 1947.

Witness to the above signatures:

John Joseph Keating.
Auditor and Accountant,
32/33 Lower Abbey Street,
Dublin.

5

WATERFORD WEDGWOOD PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

WILLIAM FRY
Solicitors
Fitzwilton House
Wilton Place
Dublin 2

TABLE OF CONTENTS

PART I - PRELIMINARY		6
1.	INTERPRETATION	6
PART II - SHARE CAPITAL AND RIGHTS		9
2.	SHARE CAPITAL	9
3.	RIGHTS OF SHARES ON ISSUE	9
4.	REDEEMABLE SHARES	9
5.	ALLOTMENT OF SHARES	10
6.	SECTION 20 AUTHORITY	10
7.	SECTION 24 AUTHORITY	11
8.	VARIATION OF RIGHTS	11
9.	PURCHASE OF OWN SHARES	12
10.	REISSUE OF TREASURY SHARES	13
11.	TRUSTS NOT RECOGNISED	14
12.	DISCLOSURE OF INTERESTS	14
13.	RESTRICTION OF RIGHTS	16
14.	PAYMENT OF COMMISSION	18
15.	PAYMENT BY INSTALMENTS	18
PART III - SHARE CERTIFICATES		18
16.	ISSUE OF CERTIFICATES	18
17.	BALANCE AND EXCHANGE CERTIFICATES	19
18.	REPLACEMENT OF CERTIFICATES	19
PART IV - LIEN ON SHARES		20
19.	EXTENT OF LIEN	20
20.	POWER OF SALE	20
21.	POWER TO EFFECT TRANSFER	20
22.	PROCEEDS OF SALE	20
PART V - CALLS ON SHARES AND FORFEITURE		21
23.	MAKING OF CALLS	21
24.	TIME OF CALL	21
25.	LIABILITY OF JOINT HOLDERS	21
26.	INTEREST ON CALLS	21
27.	INSTALMENTS TREATED AS CALLS	21
28.	POWER TO DIFFERENTIATE	22
29.	INTEREST ON MONIES ADVANCED	22
30.	NOTICE REQUIRING PAYMENT	22
31.	FORFEITURE	22
32.	POWER OF DISPOSAL	22
33.	EFFECT OF FORFEITURE OR SURRENDER	23
34.	STATUTORY DECLARATION	23
35.	NON-PAYMENT OF SUMS DUE ON SHARE ISSUES	23
PART VI - TRANSFER OF SHARES		23
36.	INSTRUMENT OF TRANSFER	23
37.	STATUS OF HOLDER	24
38.	REFUSAL TO REGISTER TRANSFERS	24

39.	PROCEDURE ON REFUSAL	24
40.	CLOSING OF TRANSFER BOOKS	24
41.	ABSENCE OF REGISTRATION FEES	25
42.	RETENTION OF TRANSFER INSTRUMENTS	25
PART VII - TRANSMISSION OF SHARES		25
43.	DEATH OF MEMBER	25
44.	TRANSMISSION ON DEATH OR BANKRUPTCY	25
45.	RIGHTS BEFORE REGISTRATION	25
PART VIII - ALTERATION OF SHARE CAPITAL		26
46.	INCREASE OF CAPITAL	26
47.	CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF CAPITAL	26
48.	FRACTIONS ON CONSOLIDATION	27
49.	REDUCTION OF CAPITAL	27
PART IX - GENERAL MEETINGS		27
50.	ANNUAL GENERAL MEETINGS	27
51.	EXTRAORDINARY GENERAL MEETINGS	27
52.	CONVENING GENERAL MEETINGS	27
53.	NOTICE OF GENERAL MEETINGS	27
PART X - PROCEEDINGS AT GENERAL MEETINGS		28
54.	QUORUM FOR GENERAL MEETINGS	28
55.	CHAIRMAN OF GENERAL MEETINGS	29
56.	DIRECTOR'S AND AUDITORS' RIGHT TO ATTEND GENERAL MEETINGS	29
57.	ADJOURNMENT OF GENERAL MEETINGS	29
58.	DETERMINATION OF RESOLUTIONS	29
59.	ENTITLEMENT TO DEMAND POLL	30
60.	TAKING OF A POLL	30
61.	VOTES OF MEMBERS	30
62.	CHAIRMAN'S CASTING VOTE	31
63.	VOTING BY JOINT HOLDERS	31
64.	CORPORATIONS ACTING BY REPRESENTATIVES	31
65.	VOTING BY INCAPACITATED HOLDERS	31
66.	DEFAULT IN PAYMENT OF CALLS	31
67.	TIME FOR OBJECTION TO VOTING	31
68.	APPOINTMENT OF PROXIES	32
69.	DEPOSIT OF PROXY INSTRUMENTS	32
70.	EFFECT OF PROXY INSTRUMENTS	33
71.	EFFECT OF REVOCATION OF PROXY OR AUTHORISATION	33
PART XI - DIRECTORS		33
72.	NUMBER OF DIRECTORS	33
73.	SHARE QUALIFICATION	33
74.	ORDINARY REMUNERATION OF DIRECTORS	33
75.	SPECIAL REMUNERATION OF DIRECTORS	34
76.	EXPENSES OF DIRECTORS	34
77.	ALTERNATE DIRECTORS	34

PART XII - POWERS OF DIRECTORS		35
78.	DIRECTORS' POWERS	35
79.	POWER TO DELEGATE	35
80.	APPOINTMENT OF ATTORNEYS	35
81.	LOCAL MANAGEMENT	36
82.	BORROWING POWERS	36
83.	EXECUTION OF NEGOTIABLE INSTRUMENTS	36
PART XIII - APPOINTMENT, RETIREMENT AND DISQUALIFICATION OF DIRECTORS		36
84.	RETIREMENT BY ROTATION	36
85.	DEEMED RE-APPOINTMENT	37
86.	ELIGIBILITY FOR APPOINTMENT	37
87.	APPOINTMENT OF ADDITIONAL DIRECTORS	37
88.	DISQUALIFICATION OF DIRECTORS	37
PART XIV - DIRECTORS' OFFICES AND INTERESTS		38
89.	DIRECTORS' OFFICES	38
90.	DIRECTORS' INTERESTS	39
91.	RESTRICTION ON DIRECTOR'S VOTING	40
92.	ENTITLEMENT TO GRANT PENSIONS	41
PART XV - PROCEEDINGS OF DIRECTORS		42
93.	REGULATION AND CONVENING OF DIRECTORS' MEETINGS	42
94.	QUORUM FOR DIRECTORS' MEETINGS	42
95.	VOTING AT DIRECTORS' MEETINGS	42
96.	TELECOMMUNICATION MEETINGS	43
97.	CHAIRMAN OF MEETINGS OF DIRECTORS	43
98.	VALIDITY OF ACTS OF DIRECTORS	44
99.	DIRECTORS' RESOLUTIONS IN WRITING	44
PART XVI - THE SECRETARY		44
100.	APPOINTMENT OF SECRETARY	44
101.	ASSISTANT SECRETARY	44
PART XVII - SEALS OF THE COMPANY		44
102.	USE OF SEALS	44
103.	SIGNATURE OF SEALED INSTRUMENTS	44
104.	SEAL FOR USE ABROAD	45
105.	AUTHENTICATION OF DOCUMENTS	45
PART XVIII - DIVIDENDS AND RESERVES		45
106.	DECLARATION OF DIVIDENDS	45
107.	INTERIM AND FIXED DIVIDENDS	45
108.	RESERVES	46
109.	DIVIDEND PAYMENT AND ELECTION	46
110.	INCOME SHARE ELECTION	47
111.	SCRIP DIVIDENDS	49
112.	METHOD OF PAYMENT OF DIVIDENDS AND OTHER MONIES	51
113.	DEDUCTIONS FROM DIVIDENDS	52
114.	DIVIDENDS IN SPECIE	52
115.	DIVIDENDS NOT TO BEAR INTEREST	53

116.	PAYMENT TO HOLDERS ON A PARTICULAR DATE	53
117.	UNCLAIMED DIVIDENDS	53
PART XIX - CAPITALISATION OF PROFITS OR RESERVES		53
118.	CAPITALISATION OF DISTRIBUTABLE PROFITS AND RESERVES	53
119.	CAPITALISATION OF NON-DISTRIBUTABLE PROFITS AND RESERVES	54
120.	IMPLEMENTATION OF CAPITALISATION ISSUES	54
121.	STOCK UNITS	54
PART XX - NOTICES		54
122.	NOTICES IN WRITING	54
123.	SERVICE OF NOTICES	55
124.	SERVICE ON JOINT HOLDERS	56
125.	SERVICE ON TRANSFER OR TRANSMISSION OF SHARES	56
126.	SIGNATURE TO NOTICES	56
127.	DEEMED RECEIPT OF NOTICES	56
PART XXI - WINDING UP		57
128.	DISTRIBUTION ON WINDING UP	57
129.	DISTRIBUTION IN SPECIE	57
PART XXII - MISCELLANEOUS		57
130.	MINUTES OF MEETINGS	57
131.	INSPECTION AND CONFIDENTIALITY	58
132.	DESTRUCTION OF RECORDS	58
133.	UNTRACED SHAREHOLDERS	59
134.	INDEMNITY	59

COMPANIES ACTS, 1908 TO 1917

AND

COMPANIES ACTS 1963 TO 2003

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

WATERFORD WEDGWOOD PUBLIC LIMITED COMPANY

(adopted by special resolution passed 12 December 1995)
(as amended by special resolution passed 30 April 1999)
(as amended by special resolution passed 27 April 2000)
(as amended by special resolution passed 25 July 2002)
(as amended by special resolution passed 14 December 2004)
(as amended by special resolution passed 20 June 2005)

PART I - PRELIMINARY

1.	Interpretation.

(a)	The Regulations contained in Table A in the First Schedule to the Companies (Consolidation) Act, 1908 shall not apply to the Company.

(b)	In these Articles the following expressions shall have the following meanings:

(i)	"Acts", the Companies Acts, 1963 to 2001 including any statutory modification or re-enactment thereof for the time being in force.

(ii)	"Articles", these Articles of Association as from time to time altered by resolution of the Company.

(iii)	"Auditors", the auditors for the time being of the Company.

(iv)	"Clear Days", in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

(v)	"Company", Waterford Wedgwood Public Limited Company.

(vi)	"Directors", the Directors for the time being of the Company or any of them acting as the board of Directors of the Company.

(vii)	"Holder", in relation to any share in the capital of the Company, the member whose name is entered in the Register as the Holder of the share.

(viii)	"Income Share", an income share of Stg1p in the capital of WW (UK).

(ix)	"Irish Exchange", the Irish Unit of The Stock Exchange (or any body that may succeed to its functions).

(x)	"Office", the registered office for the time being of the Company.

(xi)	"Ordinary Shares", ordinary shares of €0.06 each in the capital of the Company.

(xii)	"Register", the register of members to be kept as required by the Acts.

(xiii)	"Seals", the common seal of the Company and the official securities seal kept by the Company pursuant to the Acts.

(xiv)	"Secretary", any person duly appointed to perform the duties of the Secretary of the Company, including an assistant or deputy secretary.

(xv)	"State", Ireland.

(xvi)	"Stock Exchange", The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or, as the case may require, such body or bodies as may succeed to its functions in either or both the State and the United Kingdom.

(xvii)	"Stock Exchange Nominee", a person designated by law as a nominee of The Stock Exchange.

(xviii)	"Stock Unit", a unit consisting of one Ordinary Share in the Company in respect of which the Holder or Holders thereof has made or is entitled to make an election pursuant to Article 110 and one Income Share held by the same Holder or Holders which ranks for dividends (if any) when such an election is in force.

(xix)	"Treasury Share", the meaning given to such expression by Section 209 of the 1990 Act.

(xx)	"Unitholder", a Holder of a Stock Unit.

(xxi)	"United Kingdom", the United Kingdom of Great Britain and Northern Ireland.

(xxii)	"WW (UK)", Waterford Wedgwood (UK) plc, a company incorporated in England under the Companies Act 1985.

(xxiii)	"1963 Act", the Companies Act, 1963.

(xxiv)	"1983 Act", the Companies (Amendment) Act, 1983.

(xxv)	"1990 Act", the Companies Act, 1990.

(xxvi)	"1999 Act", the Companies (Amendment) (No. 2) Act, 1999.

(c)	Expressions in these Articles referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, electronic, and any other modes of representing or reproducing words in a visible form. The expression "executed" shall include any mode of execution whether under seal or under hand.

(d)	Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(e)	Any reference in an Article to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Article in which the references is contained unless it appears from the context that a reference to some other provisions is intended.

(f)	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered to be a part of or to affect the construction or interpretation of these Articles.

(g)	References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

(h)

(i)	References to "IR£", "IRp" and "Irish Pounds" shall be to the currency, for the time being, of the State and references to "Stg£", "Stgp" and "Pounds Sterling" shall mean the currency for the time being of the United Kingdom.

(ii)	References to the "€" and "Euro" shall be to the Euro, being the lawful currency of the State pursuant to the provisions of the Economic and Monetary Union Act, 1998.

(i)	In these Articles, unless the context otherwise admits the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies or other legal persons.

(j)

(i)	References in these Articles to "electronic communication" means information communicated or intended to be communicated to a person or public body, other than its originator, that is generated, communicated, processed, sent, received, recorded, stored or displayed by electronic means or in electronic form but does not include information communicated in the form of speech unless the speech is processed at its destination by an automatic voice recognition system and any reference in paragraph (j) to the words "information", "public body", "originator", "electronic" and "person" shall have the meaning set out in Section 2 of the Electronic Commerce Act, 2000.

(ii)	Any communication or information of any kind required or permitted to be given or received by the Company under the provisions of these Articles or otherwise may be given or received by electronic means or as an electronic communication in such manner or form (and subject to such restrictions) as the Directors shall determine in their absolute discretion notwithstanding anything to the contrary in these Articles or otherwise Section 21 (1) of the Electronic Commerce Act, 2000 shall govern the deemed date and time of receipt of any communication or information given or received by electronic means or as an electronic communication and Article 123 of these Articles shall be construed accordingly. The Company shall not be compelled to receive communications or information under these Articles or otherwise until such time as it advises its shareholders of the means and form by which they may be received.

PART II - SHARE CAPITAL AND RIGHTS

2.	Share Capital.

(a)	The share capital of the Company is €390,000,000.00 divided into 6,500,000,000 Ordinary Shares of €0.06 each.

(b)	All Ordinary Shares shall form one class for all purposes.

3.	Rights of Shares on Issue.

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares, and subject to the provisions of the Acts, any share may be issued with such rights or restrictions (except, in the case of any share to be listed on the Irish Exchange or the Stock Exchange, restrictions on transferability) as the Company may by ordinary resolution determine.

4.	Redeemable Shares.

Subject to the provisions of the Acts, any shares may be issued on the terms that they are, or, at the option of the Company or the Holder are, liable to be redeemed on such terms and in such manner as the Company may determine and the Company may cancel any shares so redeemed or hold them as Treasury Shares with liberty to reissue any such share or shares as shares of any class or classes provided however that for so long as Stock Units are in existence the Company shall not redeem, cancel, hold as Treasury Shares, or reissue Ordinary Shares comprised in such Stock Units unless the Directors are satisfied that, if necessary or desirable, similar and equivalent actions will be taken or have been taken by WW (UK) on the same occasion in respect of the Income Shares comprised in any such Stock Unit.

5.	Allotment of Shares.

(a)	Subject to the provisions of the Acts relating to authority, pre-emption or otherwise in regard to the issue of new shares and to any resolution of the Company in general meeting passed pursuant thereto, all unissued shares (including Treasury Shares) shall be at the disposal of the Directors, and (subject to the provisions of the Acts) they may allot, grant options over or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders. Provided always that the Directors shall not allot, grant options over or otherwise deal with or dispose of Ordinary Shares unless, to the extent that it is necessary, the Directors of WW (UK) take similar and equivalent action so that no Ordinary Share shall be in issue unless combined with an Income Share so as to comprise a Stock Unit.

(b)	Without prejudice to the generality of the powers conferred on the Directors by paragraph (a) and the powers and rights of the Directors under or in connection with any share option schemes, employee profit sharing schemes or any arrangements which were adopted or entered into by the Company prior to the adoption of these Articles, the Directors may subject to the proviso contained in paragraph (a) from time to time grant options to subscribe for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or any subsidiary or associated company of the Company (including Directors holding executive offices) and may also allot shares in the capital of the Company to such persons under or in connection with any share option scheme, employee profit sharing scheme or employee share ownership plan on such terms and subject to such conditions as the members of the Company in general meeting may from time to time approve.

(c)	The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered Holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

6.	Section 20 Authority.[1]

(a)	The Directors, for the purposes of Section 20 of the 1983 Act, shall be generally and unconditionally authorised to allot and issue relevant securities (as defined by the said Section 20) up to an amount equal to the authorised but unissued share capital of the Company as at the close of business on 20 June 2005 and to allot and issue any shares purchased by the Company pursuant to the provisions of the 1990 Act and held as Treasury Shares.

(b)	The authority conferred by this Article shall expire on 20 June 2010, unless previously renewed, varied or revoked by the Company in general meeting.

7.	Section 24 Authority.

Subject to the Directors being generally authorised pursuant to Section 20 of the 1983 Act and to the passing of a special resolution of the Company empowering the Directors so to do, the Directors, pursuant to and on and subject to the provisions of Section 24 of the 1983 Act, may (for so long as any such empowerment shall remain in full force and effect) allot equity securities (as defined by Section 23 of the 1983 Act) for cash pursuant to the authority conferred by the said Section 20 as if sub-section (1) of the said Section 23 did not apply to any such allotment provided that such powers shall be limited to:

(a)	the allotment of equity securities (including, without limitation any shares purchased by the Company pursuant to the provisions of the 1990 Act and held as Treasury Shares) in

[1]	Renewed by Ordinary Resolution of the shareholders on 20 June 2005.

connection with any offer of securities, open for a period fixed by the Directors, by way of rights, open offer or otherwise in favour of ordinary shareholders and/or any persons having a right to subscribe for or convert securities into ordinary shares in the capital of the Company (including, without limitation, any person entitled to options under any of the Company's share option schemes and any person entitled to shares under any of the Company's employee profit sharing schemes for the time being) and subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised body or stock exchange in, any territory; and

(b)	(in addition to the authority conferred by paragraph (a)), the allotment of equity securities (including, without limitation, any shares purchased by the Company pursuant to the provisions of the 1990 Act and held as Treasury Shares) up to a maximum aggregate nominal value of ten per cent. of the issued ordinary share capital of the Company at the close of business on the date on which any renewal of this authority shall be granted or, in respect of the period between 20 June 2005 and the date of the Company's annual general meeting in 2005, up to a maximum aggregate nominal value of ten per cent. of the issued ordinary share capital of the Company at the close of business on the date of allotment of Ordinary Shares pursuant to the Rights Issue described in the Circular to Shareholders dated 27 May 2005.

8.	Variation of Rights.

(a)	Whenever the share capital is divided into different classes of shares, the rights attaching to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class and the quorum at an adjourned meeting shall be one person holding shares of the class or his proxy.

(b)	Unless otherwise provided by the rights attaching to any shares and without prejudice to any such provisions, the rights attaching to any shares (the "Existing Shares") shall be deemed to be varied by (i) the reduction of the capital paid up on the Existing Shares, or (ii) the allotment of any shares, created after the date of first creation of the class of the Existing Shares, which (x) rank in priority to the Existing Shares for payment of a dividend or in respect of capital, or (y) confer on the Holders thereof voting rights more favourable than those conferred by the Existing Shares, but shall not otherwise be deemed to be varied by the creation or issue of further shares or by any purchase or redemption by the Company of any of its own shares.

9.	Purchase of Own Shares.

(a)	Subject to the provisions of, and to the extent permitted by, the Acts, to any rights conferred on the Holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its Ordinary Shares ("Acquired Ordinary Shares" or "Acquired Ordinary Share", as appropriate) and may cancel any shares so purchased, or hold them as Treasury Shares with liberty to re-issue any such share or shares on such terms and conditions and in such manner as the Directors may from time to time determine. Provided however that for so long as Stock Units are in existence the Company shall not reissue any Acquired Ordinary Shares unless the Directors are satisfied that at the same time an identical number of Income Shares are available to be linked with such reissued Acquired Ordinary Shares in order to comprise Stock Units.

(b)	The Company shall not exercise any authority granted under Section 215 of the 1990 Act to make market purchases of its own shares unless the authority required by such Section shall have been granted by special resolution of the Company (a "Section 215 Resolution") and the Company shall not purchase any Ordinary Share, unless:

(i)	at the same time as the Company shall purchase any such Ordinary Share, the Company shall also purchase the Income Share with which such Ordinary Share is linked as a Stock Unit; or

(ii)	the Directors are satisfied that WW (UK) will purchase or have purchased on the same occasion the Income Share with which such Ordinary Share is linked in a Stock Unit.

(c)	The Company shall not be required to select the Acquired Ordinary Shares to be purchased on a pro rata basis or in any particular manner as between the Holders of shares of the same class or as between the Holders of shares of different classes or in accordance with the rights as to dividends or capital attached to any class of shares.

(d)	For the purposes of any Section 215 Resolution:

(i)	the aggregate nominal value of the Acquired Ordinary Shares authorised to be acquired pursuant to any such Section 215 Resolution shall not exceed 10 per cent of the aggregate nominal value of the aggregate share capital of the Company as at the close of business on the date of the passing of such Section 215 Resolution;

(ii)	the minimum price which may be paid for any Acquired Ordinary Share shall be the nominal value thereof and for so long as Stock Units are in existence, the minimum price paid for an Income Share shall also be the nominal value thereof;

(iii)	for so long as Stock Units are in existence, the maximum price which may be paid for any Acquired Ordinary Share (a "Relevant Share") shall be an amount equal to 105 per cent of the higher of:-

A.	the average of the Relevant Price for Stock Units in respect of each of the five (or such other number of days as the Directors may determine in their absolute discretion) business days immediately preceding the day on which the Relevant Share is purchased; and

B.	(if there shall be any), the average of the middle market prices for Stock Units, as derived from the London Stock Exchange Daily Official List (or any successor publication thereto), for the five (or such other number of days as the Directors may determine in their absolute discretion) business days immediately preceding the day on which the Relevant Share is purchased; and

(iv)	for the purposes of sub-paragraph (iii)A., the expression "Relevant Price" shall mean, in respect of any business day on which there shall be a dealing on the Irish Exchange in respect of Stock Units, the closing quotation price in respect of Stock Units for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto) and, in respect of any business day on which there shall be no such dealing, the price which is equal to (x) the mid-point between the high and low market guide prices in respect of Stock Units for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto), or (y) if there shall be only one such market guide price so published, the market guide price so published.

10.	Reissue of Treasury Shares.

For the purposes of any resolution of the Company proposing to determine, in accordance with Section 209 of the 1990 Act, the reissue price range at which any Treasury Shares for the time being held by the Company may be reissued off-market:

(a)	the maximum price at which a Treasury Share may be reissued off-market shall be an amount equal to 120 per cent of the Appropriate Price;

(b)	the minimum price at which a Treasury Share may be reissued off-market shall be an amount equal to 95 per cent of the Appropriate Price;

(c)	for the purposes of paragraphs (a) and (b), the expression "Appropriate Price" shall mean, for so long as Stock Units are in existence, the higher of:

(i)	the average of the Relevant Price for Stock Units in respect of each of the ten business days immediately preceding the day on which the Treasury Share comprised in a Stock Unit is reissued; and

(ii)	(if there shall be any), the average of the middle market prices for Stock Units, as derived from the London Stock Exchange Daily Official List (or any successor publication thereto), for the ten business days immediately preceding the day on which the such Treasury Share comprised in a Stock Unit is reissued; and

(d)	for the purposes of sub-paragraph (c)(i), the expression "Relevant Price" shall mean, in respect of any business day on which there shall be a dealing on the Irish Exchange in respect of Stock Units, the closing quotation price in respect of Stock Units for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto) and, in respect of any business day on which there shall be no such dealing, the price which is equal to (x) the mid-point between the high and low market guide prices in respect of Stock Units for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto), or (y) if there shall be only one such market guide price so published, the market guide price so published.

11.	Trusts Not Recognised.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

12.	Disclosure of Interests.

(a)	Notwithstanding the provisions of the immediately preceding Article, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, give a notice to the Holder or Holders of any share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not, in the case of a Holder or Holders of not less than 0.25 per cent of the class of issued shares concerned, be less than fourteen days or, in any other case, twenty-eight days from the date of service of such notice) of full and accurate particulars of all or any of the following matters, namely:

(i)	his interest in such share;

(ii)	if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest (direct or indirect) in the share (provided that one joint Holder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint Holder); and

(iii)	any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the Holder of such share can be required to transfer the share or any interest therein to any person (other than a joint Holder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint Holder of such share).

(b)	If, pursuant to any notice given under paragraph (a), the person stated to own any beneficial interest in a share or the person in favour of whom any Holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in sub-paragraph (a) (iii), is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, give a notice to the Holder or Holders of such share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not, in the case of a Holder or Holders of not less than 0.25 per cent of the class of shares concerned, be less than fourteen days or, in any other case, twenty-eight days from the date of service of such notice) of full and accurate particulars of the name and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of (x) any body corporate whose ordinary shares are listed or dealt in on any bona fide stock exchange, unlisted securities market or over-the-counter securities market, (y) a mutual assurance company, or (z) a bona fide charitable trust or foundation, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate, trust, society or other entity or association.

(c)	The Directors, if they think fit, may give notices under paragraphs (a) and (b) at the same time on the basis that the notice given pursuant to paragraph (b) shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to paragraph (a).

(d)	The Directors may require (before or after the receipt of any written particulars under this Article) any such particulars to be verified by statutory declaration.

(e)	The Directors may serve any notice pursuant to the terms of this Article irrespective of whether or not the Holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any non-compliance not so waived whether by the Holder concerned or any other joint Holder of the share or by any person to whom a notice may be given at any time.

(f)	For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with, the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

(g)	The provisions of this Article and Article 13 are in addition to, and do not limit, any other right or power of the Company, including any right vested in, or power granted to the Company by the Acts.

13.	Restriction of Rights.

(a)	If at any time the Directors shall determine that a Specified Event (as defined by paragraph (g)) shall have occurred in relation to any share or shares, the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of fourteen days from the service of any such notice (in these Articles referred to as a "Restriction Notice"), for so long as such Restriction Notice shall remain in force:

(i)	no Holder or Holders of the share or shares specified in such Restriction Notice (in these Articles referred to as "Specified Shares") shall be entitled to attend, speak or vote either personally, by representative or by proxy at any general meeting of the Company or at any separate general meeting of the class of shares concerned or to exercise any other right conferred by membership in relation to any such meeting; and

(ii)	the Directors shall, where the Specified Shares represent not less than 0.25 per cent of the class of issued shares concerned, be entitled:

A.	to withhold payment of any dividend or other amount payable (including shares issuable in lieu of dividend) in respect of the Specified Shares; and/or

B.	to refuse to register any transfer of the Specified Shares or any renunciation of any allotment of new shares or debentures made in respect thereof unless such transfer or renunciation is shown to the satisfaction of the Directors to be a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of paragraphs (c) and (h)).

(b)	A Restriction Notice shall be cancelled by the Directors not later than seven days after the Holder or Holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice given in respect of any Specified Share as a result of a Specified Event described in sub-paragraph (g) (ii) or (iii), shall automatically be deemed to be cancelled on receipt by the Directors of evidence satisfactory to them that the Specified Share has been sold on a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of paragraphs (c) and (h)) or upon registration of a transfer of such share.

(c)	A Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose, without prejudice to the generality of the foregoing provisions, it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(d)	The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of the Specified Shares and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice. Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

(e)	If, while any Restriction Notice shall remain in force in respect of any Specified Shares, any further shares shall be issued in respect thereof pursuant to a capitalisation issue made in pursuance of these Articles (including, without limitation, any capitalisation effected pursuant to the provisions of Article 111), the Restriction Notice shall be deemed also to apply in respect of such further shares which shall as from the date of issue thereof form part of the Specified Shares for all purposes of this Article.

(f)	On the cancellation of any Restriction Notice the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the Specified Shares as of the record date for any such dividend so withheld, all such amounts as have been withheld pursuant to the provisions of this Article subject always to the provisions of Article 117 which shall be deemed to apply, mutatis mutandis, to any amount so withheld.

(g)	For the purposes of these Articles, the expression "Specified Event" in relation to any share shall mean any of the following events:

(i)	the failure of the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment;

(ii)	the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of Article 12 in respect of any notice or notices given to him or any of them thereunder; or

(iii)	the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with the terms of any notice given to him or any of them pursuant to the provisions of Section 81 of the 1990 Act.

(h)	For the purposes of sub-paragraph (a) (ii) B and paragraph (b) the Directors shall be required to accept as a bona fide transfer to another beneficial owner, any transfer which is presented for registration in pursuance of:

(i)	any bona fide sale made on any bona fide stock exchange, unlisted securities market or over-the-counter exchange; or

(ii)	the acceptance of any general offer made to all the Holders of any class of shares in the capital of the Company.

14.	Payment of Commission.

The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

15.	Payment by Instalments.

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the registered Holder of the share.

PART III - SHARE CERTIFICATES

16.	Issue of Certificates.

(a)	Except in relation to a Stock Exchange Nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate, the Company shall issue to a member without payment, within two months after allotment or lodgment of a transfer to him of the shares in respect of which he is so registered (or, in respect of shares allotted to him, within one month after the expiration of any right of renunciation in respect thereof), one certificate for the shares of each class held by him or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine provided that:

(i)	the Company shall not be bound to issue more than one certificate for shares held jointly by several persons; and

(ii)	every certificate in respect of an Ordinary Share comprised in a Stock Unit shall be issued in conjunction with the share certificate issued by WW (UK) in respect of the Income Share comprised in the same Stock Unit.

(b)	Delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them.

(c)	Every certificate shall be sealed with one of the Seals and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

17.	Balance and Exchange Certificates.

(a)	Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

(b)	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

(c)	The Directors shall not be obliged, in respect of an Ordinary Share comprised in a Stock Unit, to cancel a certificate and issue a new certificate pursuant to the provisions of paragraph (a) and (b) unless in conjunction with such cancellation and issue the Directors of WW (UK) shall take a comparable and equivalent action in respect of the Income Share comprised in such unit.

18.	Replacement of Certificates.

(a)	If a share certificate is defaced, worn-out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

(b)	The Directors may issue new certificate(s) at any time in respect of shares of any class and on such issue, cancel the old certificate(s) in respect of such shares notwithstanding that such certificates have not been delivered to the Company (or its share registrar for the time being) for cancellation.

PART IV - LIEN ON SHARES

19.	Extent of Lien.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors at any time may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all monies payable in respect of it.

20.	Power of Sale.

Subject to the restrictions in these Articles on the sale, disposition and transfer of Ordinary Shares comprised in Stock Units, the Company may sell in such manner as the Directors determine, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the shares may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder, demanding payment.

21.	Power to Effect Transfer.

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

22.	Proceeds of Sale.

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

PART V - CALLS ON SHARES AND FORFEITURE

23.	Making of Calls.

(a)	Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and each member (subject to receiving at least fourteen Clear Days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

24	Time of Call.

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

25.	Liability of Joint Holders.

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.	Interest on Calls.

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

27.	Instalments Treated as Calls.

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

28.	Power to Differentiate.

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

29.	Interest on Monies Advanced.

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) eight per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

30.	Notice Requiring Payment.

If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen Clear Days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

31.	Forfeiture.

If the requirements of any notice given in accordance with the immediately preceding Articles are not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

32.	Power of Disposal.

Subject to the restrictions in these Articles on the sale, disposition and transfer of Ordinary Shares comprised in Stock Units and subject to the provisions of the Acts, a share forfeited (or surrendered in lieu thereof) may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine, either to the person who was the Holder before the forfeiture or to any other person. At any time before any such sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and the person to whom the share is disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

33.	Effect of Forfeiture or Surrender.

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited or surrendered but shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Acts) from the date of forfeiture or surrender until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. Such liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

34.	Statutory Declaration.

A statutory declaration by a Director or the Secretary that a share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (together with the receipt of the Company for the consideration, if any, given for the share on the sale or disposition thereof and a certificate by the Company for the share delivered to the person to whom the same is sold or disposed of) constitute a good title to the share.

35.	Non-Payment of Sums Due on Share Issues.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART VI - TRANSFER OF SHARES

36.	Instrument of Transfer.

The instrument of transfer of any share shall be in writing in any usual form or in any other form which the Directors may approve. Any instrument of transfer shall be executed by or on behalf of the transferor and (except in the case of fully-paid shares) by the transferee. Title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with statutory regulations made from time to time under Section 239 of the 1990 Act or under any other regulations having similar effect. The Directors shall have the power to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall where appropriate be entitled to disapply all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

37.	Status of Holder.

The transferor of any share shall be deemed to remain the Holder of the share until the name of the transferee is inserted in the Register in respect thereof.

38.	Refusal to Register Transfers.

(a)	The Directors shall decline to register the transfer of a share (whether fully paid or not) comprised in a Stock Unit, or any renunciation of any allotment made in respect of any such share in favour of any person, unless there is produced to the Directors such evidence as they may reasonably require to ensure that on the same date of transfer or renunciation there was transferred to or renounced in favour of such person the Income Share comprised in the same Stock Unit.

(b)	The Directors may, in their absolute discretion and without giving any reason, refuse to register:

(i)	the transfer of a share or any renunciation of any allotment made in respect of a share which is not fully paid provided, however, that in the case of any such shares which are listed on the Stock Exchange, the Directors shall allow dealings in such shares to take place on an open and proper basis; or

(ii)	any transfer of a share to or by a minor or a person of unsound mind or any renunciation of a share to any such person.

(c)	The Directors may also refuse to register any transfer (whether or not it is in respect of a fully paid share) unless it is:

(i)	lodged at the Office or at such other place as the Directors may appoint and is accompanied by the certificate for the shares to which it relates (save in the case of a transfer by a Stock Exchange Nominee) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	in respect of only one class of shares; and

(iii)	in favour of not more than four transferees.

39.	Procedure on Refusal.

If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

40.	Closing of Transfer Books.

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

41.	Absence of Registration Fees.

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

42.	Retention of Transfer Instruments.

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

PART VII - TRANSMISSION OF SHARES

43.	Death of Member.

If a member dies, the survivor or survivors, where he was a joint Holder, and his personal representatives, where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

44.	Transmission on Death or Bankruptcy.

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

45.	Rights before Registration.

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

PART VIII - ALTERATION OF SHARE CAPITAL

46.	Increase of Capital.

(a)	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)	For so long as the Stock Units are in existence, no new Ordinary Shares shall be issued unless the Directors are satisfied that, should the need arise, similar and equivalent actions will be taken or have been taken by WW (UK) on the same occasion in respect of the issue of Income Shares.

(c)	Except in so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary share capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

47.	Consolidation, Sub-Division and Cancellation of Capital.

The Company may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subject to the provisions of the Acts, sub-divide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each sub-divided share shall be the same as it was in the case of the share from which the sub-divided share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares held by a Holder may, as compared with the others, have any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

Provided always that none of the matters contemplated by sub-paragraphs (a) and (b) of this Article shall be effected by the Company in respect of any Ordinary Share for so long as any Stock Unit shall remain in existence unless the Directors are satisfied that similar and equivalent actions will be taken or have been taken by WW (UK) on the same occasion in respect of the Income Share comprised in any such Stock Unit.

48.	Fractions on Consolidation.

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (after expenses) in due proportion among those members (save that the Directors may in any such case determine that amounts of €4 or less shall not be distributed but shall be retained for the benefit of the Company), and the Directors may, subject to the restrictions in these Articles, on the sale, allotment and disposition of Ordinary Shares comprised in Stock Units, authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

49.	Reduction of Capital.

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law provided that for so long as Stock Units are in existence the Company shall not reduce its ordinary share capital unless the Directors are satisfied that similar and equivalent actions will be taken or have been taken by WW (UK) on the same occasion in respect of the Income Shares comprised in the Stock Units.

PART IX - GENERAL MEETINGS

50.	Annual General Meetings.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it.

51.	Extraordinary General Meetings.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

52.	Convening General Meetings.

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default, may be convened by such requisitionists and in such manner as may be provided by the Acts.

53.	Notice of General Meetings.

(a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days' notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days' notice.

(b)	Any notice convening a general meeting shall specify the time and place of the meeting and the general nature of the business to be transacted and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, the Directors and the Auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PART X - PROCEEDINGS AT GENERAL MEETINGS

54.	Quorum for General Meetings.

(a)	No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, three persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

(b)	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, two persons entitled to be counted in a quorum present at the meeting shall be a quorum.

55.	Chairman of General Meetings.

(a)	The chairman of the Board of Directors or, in his absence or with his agreement, the deputy chairman, if any, or in his absence, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

(b)	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

56.	Director's and Auditors' Right to Attend General Meetings.

A Director shall be entitled, notwithstanding that he is not a member, to receive notice of and to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

57.	Adjournment of General Meetings.

The chairman, with the consent of a meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

58.	Determination of Resolutions.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

59.	Entitlement to Demand Poll.

Subject to the provisions of the Acts, a poll may be demanded:

(a)	by the chairman of the meeting;

(b)	by at least three members present (in person or by proxy) having the right to vote at the meeting;

(c)	by any member or members present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

60.	Taking of a Poll.

(a)	Save as provided in paragraph (b), a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)	A poll demanded on the election of a chairman of any meeting or on a question of adjournment thereof shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

61.	Votes of Members.

Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member present in person or by proxy shall have one vote for every share carrying voting rights of which he is the Holder.

62.	Chairman's Casting Vote.

Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to any other vote he may have.

63.	Voting by Joint Holders.

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

64.	Corporations Acting by Representatives.

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

65.	Voting by Incapacitated Holders.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

66.	Default in Payment of Calls.

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him, unless all monies then payable by him in respect of that share have been paid.

67.	Time for Objection to Voting.

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

68.	Appointment of Proxies.

(a)	The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such instrument need not be witnessed. A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised officer thereof. A member may appoint separate proxies to attend on the same occasion in respect of separate shares held by him.

(b)	The Directors may send, at the expense of the Company, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

69.	Deposit of Proxy Instruments.

The instrument appointing a proxy and any authority under which it is executed or a copy, certified notarially or in some other way approved by the Directors, shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. Provided that:

(a)	in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid, is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll;

(b)	an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates; and

(c)	the Secretary may accept proxy forms submitted by telefax provided such telefaxes are received, to the satisfaction of the Secretary, in clear and legible form not less than forty-eight hours before the time appointed as aforesaid.

70.	Effect of Proxy Instruments.

Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

71.	Effect of Revocation of Proxy or Authorisation.

A vote given or poll demanded in accordance with the terms of an instrument of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the revocation or termination of the resolution authorising the representative to act or the transfer of the share in respect of which the instrument of transfer or the authorisation of the representative to act was given, unless notice in writing of any such death, insanity, revocation, termination or transfer was (x) received by the Company at the Office or at such other place or one of such other places (if any), at which the instrument of proxy could have been duly deposited in respect of such meeting, in any such case not later than the close of business (local time) at the place where it was so received on the day before the meeting to which it relates, (y) handed to the chairman of the meeting or the Secretary at the place of the meeting or adjourned meeting at which the vote is to be given or poll demanded, before the commencement of such meeting or adjourned meeting, or (z) in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting, handed to the chairman of the meeting or the Secretary at the place, and prior to the time, appointed for the taking of the poll.

PART XI - DIRECTORS

72.	Number of Directors.

The number of Directors shall not be subject to any maximum.

73.	Share Qualification.

A Director shall not require a share qualification.

74.	Ordinary Remuneration of Directors.

The ordinary remuneration of the Directors shall from time to time be determined by an ordinary resolution of the Company and shall be divisible (unless such resolution shall otherwise provide) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

75.	Special Remuneration of Directors.

Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

76.	Expenses of Directors.

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

77.	Alternate Directors.

(a)	Any Director may by writing under his hand appoint any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

(b)	An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and, in the absence of his appointor, to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)	A Director may at any time revoke the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and determine but, if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(e)	Any appointment or revocation by a Director under this Article shall be effected by notice in writing given under his hand to the Secretary or deposited at the Office or in any other manner approved by the Directors.

PART XII - POWERS OF DIRECTORS

78.	Directors' Powers.

Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions given by ordinary resolution, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

79.	Power to Delegate.

Without prejudice to the generality of the last preceding Article, the Directors may delegate any of their powers and discretions to any managing Director or any Director holding any other executive office or to any committee consisting of one or more Directors together with such other person or persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present and voting at the meeting at which it was passed are Directors. The powers or discretions which may be delegated to any such committee shall include (without limitation) any powers and discretions whose exercise involves or may involve the payment of remuneration to, or the conferring of any other benefit on, all or any of the Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

80.	Appointment of Attorneys.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

81.	Local Management.

Without prejudice to the generality of the immediately preceding Article, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such annulment or variation shall be affected thereby.

82.	Borrowing Powers.

The Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof (subject to Part III of the 1983 Act), and to issue debentures, debenture stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

83.	Execution of Negotiable Instruments.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

PART XIII - APPOINTMENT, RETIREMENT AND DISQUALIFICATION OF DIRECTORS

84.	Retirement by Rotation.

(a)	At each annual general meeting of the Company one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office, but, if there is only one Director who is subject to retirement by rotation, he shall retire, provided that if as a result of the implementation of this Article any Director would hold office for a period of more than three years from the date of his last election or re-election, such Director shall retire from office on the third Annual General Meeting after the date of his last election or re-election.

(b)	The Directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed Directors on the same day, those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

(c)	A Director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed (or deemed to be re-appointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

85.	Deemed Re-appointment.

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-appointed, unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

86.	Eligibility for Appointment.

No person other than a Director retiring by rotation or pursuant to Article 87(b) shall be appointed a Director at any general meeting unless he is recommended by the Directors or not less than seven nor more than fourteen Clear Days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment stating with respect to such person to be proposed the particulars which would, if he were so appointed, be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed.

87.	Appointment of Additional Directors.

(a)	The Company may by ordinary resolution appoint a person to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

(b)	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director. A Director so appointed shall hold office only until the next following annual general meeting and, if not then re-appointed, shall vacate office and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.

88.	Disqualification of Directors.

The office of a Director shall be vacated ipso facto if:

(a)	he ceases to be a Director by virtue of any provision of the Acts or he becomes prohibited by law from being a Director;

(b)	he becomes restricted or disqualified to act as a Director pursuant to the provisions of the 1990 Act;

(c)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	in the opinion of a majority of his co-Directors he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(e)	(without thereby committing a breach of any contract between him and the Company), he resigns his office by notice to the Company;

(f)	he is convicted of an indictable offence and his co- Directors determine that as a result of such conviction he should cease to be a Director;

(g)	he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period, and his co-Directors pass a resolution that he has by reason of such absence vacated office; or

(h)	(not being a Director who is, or at any time has been, the holder of the office of chairman) he is required in writing by a majority of his co- Directors to resign.

PART XIV - DIRECTORS' OFFICES AND INTERESTS

89.	Directors' Offices.

(a)	The Directors may appoint one or more of their body to the office of managing Director or joint managing Director or to any other executive or non-executive office under the Company (including, where considered appropriate, the office of chairman or deputy chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(b)	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)	The appointment of any Director to the office of chairman or deputy chairman, managing or joint managing or deputy or assistant managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)	The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e)	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and subject to the following Article, may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

90.	Directors' Interests.

(a)	Subject to the provisions of the Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(i)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(iii)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate unless the Company otherwise directs and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)	No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)	A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)	For the purposes of this Article:

(i)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

91.	Restriction on Director's Voting.

(a)	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which, in a material way, conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)	Notwithstanding the provisions of paragraph (a) and subject to the provisions of the Acts, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part, and whether alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is entitled to participate as a Holder of securities or is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal relating to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the Holder of, nor has an interest (within the meaning of the 1990 Act) in, one per cent or more of (x) the issued shares of any class of the equity share capital of such company, or (y) the voting rights available to members of such company (or of a third company through which his interest is derived), any such interest being deemed for the purposes of this Article to be a material interest in all circumstances;

(v)	any proposal relating to a pension or superannuation fund or retirement, death or disability benefits scheme under which he may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)	any proposal relating to any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary or associated company thereof to acquire shares in the Company or any of its subsidiary or associated companies under which he benefits or may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and is conditional upon approval for taxation purposes by the appropriate Revenue authorities; or

(vii)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (b) (iv)) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

(e)	For the purposes of this Article, an interest of a person who is connected with a Director, within the meaning of Section 26 of the 1990 Act, shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director. A shareholding in, or any interest in debentures or other securities of, the Company of a Director, or of a person who is connected with a Director within the meaning of Section 26 of the 1990 Act, shall not be deemed to be a material interest for the purposes of this Article.

92.	Entitlement to Grant Pensions.

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any of such benefits and for such purposes any Director may accordingly be, become or remain a member of, or rejoin any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

PART XV - PROCEEDINGS OF DIRECTORS

93.	Regulation and Convening of Directors' Meetings.

(a)	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director who, being a resident of the State, is for the time being absent from the State.

(b)	Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

94.	Quorum for Directors' Meetings.

(a)	The quorum for the transaction of the business of the Directors or of any duly appointed committee of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but, notwithstanding that such person may act as alternate Director for more than one Director, he shall not count as more than one for the purposes of determining whether a quorum is present.

(b)	The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but, if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

95.	Voting at Directors' Meetings.

(a)	Questions arising at any meeting of Directors shall be decided by a majority of votes. Each Director present and voting shall have one vote. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director for one or more Directors shall be entitled, in the absence of any such appointor from a meeting, to a separate vote at such meeting on behalf of each such appointor in addition to his own vote.

(b)	Each Director present at a meeting of Directors shall, in addition to his own vote, be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him (the "Authorised Director") in respect of such meeting to vote for such other Director in the absence of such other Director, provided that:

(i)	no Authorised Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to any such authority if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Authorised Director proposes to vote pursuant to the provisions of such authority;

(ii)	any such authority may specifically provide that, in the absence of the Authorised Director from any meeting, his alternate, if present at the meeting, may exercise the authority instead of the Authorised Director and unless such provision is so made, no alternate Director of the Authorised Director shall be entitled to exercise any such authority on his behalf; and

(iii)	if, pursuant to any of the provisions of this paragraph, an alternate Director shall become authorised to exercise any vote, he shall not be entitled to authorise any person other than himself to exercise such vote.

(c)	Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

96.	Telecommunication Meetings.

Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors and the Secretary and/or Assistant Secretary may attend any such meeting by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

97.	Chairman of Meetings of Directors.

Subject to any appointment to the office of chairman and/or deputy chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman or deputy chairman is elected, or, if at any meeting the chairman or deputy chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

98.	Validity of Acts of Directors.

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

99.	Directors' Resolutions in Writing.

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity. A document signed by a Director of which a facsimile copy is transmitted to the Company at its offices shall be regarded as being signed by the Director concerned.

PART XVI - THE SECRETARY

100.	Appointment of Secretary.

The Secretary shall be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit and any Secretary so appointed may be removed by them and a new Secretary appointed in his place.

101.	Assistant Secretary.

The Directors, at any time and from time to time, may appoint one or more assistant or deputy secretaries and any provision in these Articles requiring or authorising a thing to be done or determination to be made by or to the Secretary shall be satisfied by it being done by or to or made by any such assistant or deputy secretary.

PART XVII - SEALS OF THE COMPANY

102.	Use of Seals.

The Directors shall ensure that the common seal of the Company and any official securities seal kept pursuant to the Acts shall only be used by the authority of the Directors or of a committee authorised by the Directors.

103.	Signature of Sealed Instruments.

Every instrument to which either the common seal of the Company or any official securities seal kept pursuant to the Acts shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with, printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

104.	Seal for Use Abroad.

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

105.	Authentication of Documents.

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any Resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Registered Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Directors or any committee, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

PART XVIII - DIVIDENDS AND RESERVES

106.	Declaration of Dividends.

Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

107.	Interim and Fixed Dividends.

Subject to the provisions of the Acts, the Directors may from time to time pay to the members interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise howsoever), relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration, or as the case may be the payment of dividends by the Company and no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

108.	Reserves.

The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to a reserve may be applied from time to time, at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

109.	Dividend Payment and Election.

(a)	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)	Dividends shall ordinarily be payable in cash provided however the Directors may exercise the power to make distributions in specie in accordance with Article 114 and the power to allot further Ordinary Shares in lieu of any dividend in accordance with Article 111.

(c)	The Directors shall give notice in writing to the Holders of Ordinary Shares of any right of election afforded to them under this Article or Articles 110, 111 or 114 and shall send with or following such notice forms of election and specify the procedure to be followed (including, if so permitted, procedures for the revocation of an election), the place or places at which and the latest dates and times by which duly completed forms of election must be lodged in order to be effective (such dates or times to be different only to the extent that it is necessary to allow for the transmission of information to Dublin or for time differences between different places at which such forms may be lodged). Any such notice may be given prior to the general meeting at which approval of a dividend is sought, and any right of election which may be given shall be subject to such approval of a dividend being obtained. The Directors may also issue forms under which Holders of Ordinary Shares may make elections both in respect of future dividends not yet declared or resolved and dividends already declared and resolved.

110.	Income Share Election.

(a)

(i)

A.	A Holder of an Ordinary Share who also holds an Income Share with which such Ordinary Share is linked as part of a Stock Unit may, by serving notice in writing on the Company in the form for the time being prescribed by the

Directors, elect to forego dividends payable in respect of such Ordinary Share (a "Specified Ordinary Share") on the basis that such amount of dividend (exclusive of tax credits, if any) will be payable instead in respect of such Income Share. An election so made (hereinafter referred to as an "Income Share Election") shall take effect and shall remain in force, subject to sub-paragraphs (ii) and (iii), in relation to all dividends and other distributions declared on, or in respect of, the Specified Ordinary Share by reference to a record date which is on or after the date of receipt of the Income Share Election by the Company. Provided that a Holder of an Ordinary Share shall not make an Income Share Election in respect of a Specified Ordinary Share if there is in force at the same time a valid election pursuant to Article 111 to receive further Ordinary Shares in lieu of a dividend which applies to such Specified Ordinary Share, unless the Holder validly revokes such election made under Article 111 immediately prior to making an Income Share Election.

B.	Where a Holder of an Ordinary Share comprised in a Stock Unit has made an effective Income Share Election which remains in force in relation to that Ordinary Share, any dividend declared on that Ordinary Share shall be reduced by an amount equal to the amount of any dividend (exclusive of any associated tax credit) declared to be payable on the same day on the Income Share comprised in such Stock Unit. For the avoidance of doubt dividends may be payable on some Ordinary Shares but not on other Ordinary Shares and at different rates in the event of and by reason of elections being in force.

(ii)	A Holder of any Specified Ordinary Share in respect of which an Income Share Election is in force pursuant to this Article may, by serving notice in writing on the Company in the form for the time being prescribed by the Directors, revoke that election, which revocation shall take effect in relation to all dividends or other distributions declared on, or in respect of, the Specified Ordinary Share by reference to a record date which is more than one day after the date of receipt of the revocation by the Company.

(iii)	An Income Share Election shall be personal to the member concerned and shall, in respect of an Ordinary Share transferred or transmitted by him, automatically cease to have effect upon registration of such transfer or transmission but shall continue in effect in respect of any Ordinary Shares which may be retained by him.

(iv)	Any election or revocation of election made by a Holder of an Ordinary Share shall be deemed to have been made in respect of all Ordinary Shares registered in the name of such Holder (subject to the rights of a Holder to make a partial election to take an additional allotment of Ordinary Shares in lieu of a cash dividend in accordance with Article 111 on some of the Ordinary Shares of such Holder). Provided that a Holder of Ordinary Shares may make separate elections and revocations of elections in respect of Ordinary Shares held in separate accounts in his name on the basis that any election or revocation of election made in respect of any Ordinary Share held in such account shall be deemed to apply to all Ordinary Shares held in such account. No elections or revocation of election may be made in respect of part only of the dividend payable in respect of any Ordinary Share.

(v)	A Holder of Ordinary Shares who has made an Income Share Election or has revoked such an election pursuant to paragraph (a)(ii) in respect of all or some Ordinary Shares registered in his name, shall be deemed to have made a further Income Share Election or revocation (as the case may be) in respect of any further Ordinary Shares which may, on or after the date of such revocation or election, be registered in his name (or, as the case may be, in such account) and in relation to all dividends and other distributions declared on or in respect of such further Ordinary Shares by reference to a record date occurring more than one day after the date of which he is registered as the Holder thereof.

(vi)	For the purposes of calculating the amounts of the relative dividends to be paid on the Ordinary Shares and Income Shares comprised in Stock Units, the rate of exchange for Irish Pounds and Pounds Sterling shall be the rate or rates determined by the Directors on a date not being more than fourteen days prior to the date of payment of the dividends to be paid on the Ordinary shares.

(vii)	Notwithstanding the provisions of paragraphs (i) and (ii) of this Article, a Holder of Ordinary Shares who also holds an equal number of Income Shares may elect to forego dividends on some of those Ordinary shares and a Holder of Ordinary Shares comprised in Stock Units in respect of which an election is in force may revoke that election in respect of some only of those Ordinary Shares provided that:

A.	such Holder of Ordinary Shares is a Stock Exchange Nominee or has unconditionally agreed to sell the relevant number of Ordinary Shares and an equal number of Income Shares to another person; and

B.	the form of election or revocation as the case may be, in the case of a holder of Ordinary Shares other than a Stock Exchange Nominee, is accompanied by evidence satisfactory to the Directors of the aforesaid agreement to sell such shares.

Save as aforesaid any such election or revocation shall be made and take effect in the manner set out in paragraphs (i) and (ii) provided that paragraph (iv) shall not apply to any election made pursuant to this paragraph (vii).

(b)	Any Income Share Election shall be deemed to be made on the basis that if the aggregate amount of the dividends which Holders of the Ordinary Shares have elected to receive on Income Shares in respect of any financial year shall exceed the amount the Directors of WW (UK) have determined to be available for distribution in respect of such financial year, WW (UK) shall be entitled to declare and pay on the Income Shares comprised in the relevant Stock Units dividends in an aggregate amount equal to the amount so determined to be available and such dividends shall be distributed among all Unitholders who have in force a valid Income Share Election in respect of such dividend payment in proportion to the Stock Units in respect of which such elections have been made. In any such event, the balance of the dividend which has not been paid by WW (UK) to any Unitholders shall be paid by the Company on the Ordinary Shares forming part of the relevant Stock Units.

111.	Scrip Dividends.

The Directors may, subject to approval by the Company by ordinary resolution (and provided that an adequate number of unissued Ordinary Shares is available for the purpose), prior to or contemporaneously with the announcement of the dividend in question, offer Holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case, the following provisions shall apply:

(a)	Any such resolution of the Company may specify that the said right of election shall apply to a particular dividend or dividends or to all or any dividends falling to be declared or paid during a specified period, provided that such period shall expire no later than five years after the date on which such resolution is passed or on the date of the holding of the next following annual general meeting, whichever is the first to occur, unless previously renewed, varied or revoked by the Company in general meeting.

(b)	The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient but subject always to Section 27 of the 1983 Act, the value of the additional Ordinary Shares to be allotted in lieu of any amount of cash dividend shall equal the cash amount of the dividend foregone together with, if and to the extent that the Directors shall so determine in respect of any particular dividend payment or payments, all or part of the amount of the tax credit attaching to such dividend. The said basis of allotment may, at the absolute discretion of the Directors, be exclusive of any fractional entitlements or, alternatively, may provide for a rounding up to the nearest number of Ordinary Shares, notwithstanding that the value thereof (as determined in accordance with paragraph (c)) may be greater than the cash amount of the dividend (and, if relevant, the tax credit).

(c)	The value of the Ordinary Shares shall be determined by the Directors by reference to the average of the Relevant Prices of Ordinary Shares for the five business days commencing on the date on which the Ordinary Shares are quoted "ex" the relevant dividend or, in the event that this shall, in the opinion of the Directors, be impracticable, in such manner as the Directors may determine, taking into account, if appropriate, the price at which any recent dealing in the shares of the Company took place. For the purposes of this paragraph, the expression "Relevant Price" shall mean, in respect of any business day on which there shall be a dealing on the Irish Exchange in respect of Ordinary Shares, the closing quotation price in respect of such shares for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto) and, in respect of any business day on which there shall be no such dealing, the price which is equal to (x) the mid-point between the high and low market guide prices in respect of such shares for such business day as published in the Irish Exchange Daily Official List (or any successor publication thereto), or (y) if there shall be only one such market guide price so published, the market guide price so published.

(d)	Any Holder of an Ordinary Share comprised in a Stock Unit who has made an election to receive cash dividends on the Income Share comprised in such Stock Unit in accordance with Article 110 and who wishes instead to elect to receive additional Ordinary Shares in lieu of such cash dividend must first revoke any election previously made under Article 110.

(e)	The cash dividend (or that part of the dividend in respect of which a right of election pursuant to this Article has been accorded) shall not be payable on any Ordinary Shares in respect of which the share election has been duly exercised (the "Elected Ordinary Shares") and in lieu thereof additional Ordinary Shares (but not any fraction of any Ordinary Share) shall be allotted to the Holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account, as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted and premium (if any) on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the Holders of the Elected Ordinary Shares on such basis provided that for so long as Stock Units are in existence, Ordinary Shares shall only be allotted pursuant to an election made under this Article if the Directors are satisfied that at the same time an identical number of Income Shares shall be likewise allotted credited as fully paid up by a capitalisation of profits or reserves by WW (UK) or if the Directors otherwise arrange for the transfer of an identical number of Income Shares to such Holders. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by a resolution passed at a general meeting of the Company.

(f)	The additional Ordinary Shares so allotted will rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards any rights attaching to such Ordinary Shares by reference to a record date prior to the date of allotment.

(g)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, without limitation, provisions whereby, in whole or in part, the fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. The Directors may, in their absolute discretion if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination.

(h)	Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine, all elections made shall be disregarded. The relevant dividend shall, in any event, be payable wholly in cash if the Ordinary Shares cease to be listed or dealt in on the Stock Exchange at any time prior to the due date of issue of the additional Ordinary Shares or if such listing is suspended and not reinstated at least three business days prior to the date immediately preceding the due date of such issue.

(i)	Notwithstanding anything to the contrary in this Article, the Directors may make such exclusions from any offer of rights of election to Holders of Ordinary Shares as they may think fit in the light of any legal or practical problems under the law of, or the requirements of any regulatory or stock exchange authority in, any territory or jurisdiction and may in particular, on any occasion, determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

112.	Method of Payment of Dividends and Other Monies.

(a)	Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the Holder or Holders entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends or any other payments to any particular Holder or Holders by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such methods.

(b)	Any dividend or other payment to any particular Holder or Holders may be paid in such currency or currencies as may from time to time be determined by the Directors and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.

(c)	Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share.

(d)	If on at least three consecutive occasions, cheques, warrants, or transfers in respect of payment of dividends or other monies payable on or in respect of any share have been despatched in accordance with the provisions of this Article but have been returned undelivered or left uncashed during the periods for which they were valid, the Company need not thereafter despatch further cheques, warrants or transfers in payment of dividends or other monies payable on or in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Secretary an address or account details as appropriate for the purpose.

113.	Deductions from Dividends.

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.

114.	Dividends in Specie.

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof, in order to adjust the rights of all the parties, and may determine that cash payments shall be made to any members upon the footing of the value so fixed and may vest any such specific assets in trustees.

115.	Dividends Not to Bear Interest.

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attaching to the share.

116.	Payment to Holders on a Particular Date.

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles (including, without limitation, pursuant to the provisions of Article 111).

117.	Unclaimed Dividends.

Any dividend which has remained unclaimed for twelve years from the date the dividend became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

PART XIX - CAPITALISATION OF PROFITS OR RESERVES

118.	Capitalisation of Distributable Profits and Reserves.

The Company in general meeting may, upon the recommendation of the Directors, resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account, be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another provided that in the case of any such capitalisation issue of shares and subject to the Acts, the amount to be applied on behalf of Holders of partly paid shares may be applied in partly paying up unissued shares to be allotted to such Holders, so however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

119.	Capitalisation of Non-Distributable Profits and Reserves.

The Company in general meeting may, on the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

120.	Implementation of Capitalisation Issues.

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without limitation, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company and/or to or for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

121.	Stock Units.

For so long as the Stock Units are in existence, on any capitalisation of profits or reserves pursuant to Articles 118, 119 and 120, elections to forego dividends shall be ignored in calculating the entitlements of shareholders in respect thereof, and there shall only be allotted Ordinary Shares credited as fully paid and a capitalisation of profits or reserves shall only take place when the Directors are satisfied that at the same time or prior thereto, Income Shares, the aggregate number of which shall be the same as the aggregate number of Ordinary Shares to be allotted to Holders of Ordinary Shares, shall likewise be allotted, credited as fully paid by WW (UK) to the Holders of Income Shares by way of capitalisation of reserves or if the Directors otherwise arrange for the transfer of an identical number of Income Shares to such Holders.

PART XX - NOTICES

122.	Notices in Writing.

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

123.	Service of Notices.

(a)	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)	by handing it to him or his authorised agent;

(ii)	by leaving it at his registered address; or

(iii)	by sending it by post in a pre-paid cover addressed to him at his registered address.

(b)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii), the giving, service or delivery thereof shall be deemed to have been effected at the time it was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (iii), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight hours after the cover containing it was posted. In proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(e)	Without prejudice to the provisions of sub-paragraphs (a) (i) and (ii), if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one leading national daily newspaper in the State and one leading national daily newspaper in the United Kingdom and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisements shall appear. In any such case, the Company shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously so affected, has again, in the opinion of the Directors, become practical, the Directors shall forthwith send confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(f)	At the option of the Company, and where appropriate means are available, notice may also be served on any particular Holder or Holders by means of telex, telefax, electronic mail or other such means as may be available.

(g)	Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

124.	Service on Joint Holders.

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

125.	Service on Transfer or Transmission of Shares.

(a)	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 12 or to any notice served under Article 13 unless, under the provisions of Article 13(b), it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

(b)	Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement, a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

126.	Signature to Notices.

The signature to any notice to be given by the Company may be written, printed or may be made to appear thereon in facsimile form by the use or means of any stamp, brand, printing, process, lithographic, photographic or electronic process or any other device or process.

127.	Deemed Receipt of Notices.

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company, shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

PART XXI - WINDING UP

128.	Distribution on Winding Up.

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively; provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

129.	Distribution in Specie.

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as he, with the like sanction determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART XXII - MISCELLANEOUS

130.	Minutes of Meetings.

The Directors shall cause minutes to be made of the following matters, namely:

(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)	of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

131.	Inspection and Confidentiality.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting and no member (not being a Director) shall be entitled to require discovery of or receive any information concerning any detail of the business, assets, property, employees, trading or customers of the Company or any subsidiary or associated company thereof or any matter which is or may be in the nature of a trade secret, mystery of trade, secret process or confidential commercial material which may relate to the conduct of business by the Company or any subsidiary or associated company thereof and which, in the opinion of the Directors, it would be inexpedient in the interests of the members of the Company to communicate to the public.

132.	Destruction of Records.

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

133.	Untraced Shareholders.

The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder, or any share to which a person is entitled by transmission, if and provided that:

(i)	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder, or to the person entitled by transmission to the share, at his address on the Register or otherwise the last known address given by the Holder, or to the person entitled by transmission, to which cheques and warrants are to be sent has been validly cashed and no communication has been received by the Company from the Holder, or the person entitled by transmission, (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)	the Company has, on or after the expiration of the said period of twelve years, by advertisement in a national newspaper both in the State and in the United Kingdom, and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a) (i) is located, given notice of its intention to sell such share;

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Holder or person entitled by transmission; and

(iv)	the Company has first given notice in writing to the Irish Exchange and The Stock Exchange of its intention to sell such share.

To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

134.	Indemnity.

Subject to the provisions of and so far as may be admitted by the Acts, every Director, managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee or agent of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court. Subject to the provisions of and so far as may be admitted by the Acts, the Directors may purchase and maintain insurance at the expense of the Company for the benefit of any Director, Auditor, Secretary or other officer of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done by him as a Director, Auditor, Secretary or other officer of the Company.